SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         ------------------------------

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)                   June 18, 1999
--------------------------------------------------------------------------------



                         DME INTERACTIVE HOLDINGS, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


Delaware                               0-27944                   98-0157860
--------------------------------------------------------------------------------
(State of Other Jurisdiction         (Commission              (IRS Employer
   of Incorporation)                 File Number)         Identification Number)


519 PALISADES AVENUE, ENGLEWOOD, NEW  JERSEY                           07632
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, Including area code                 201-816-1285
--------------------------------------------------------------------------------


                          PRIDE AUTOMOTIVE GROUP, INC.
--------------------------------------------------------------------------------
          (Former Name of Former Address, if Changed Since Last Report)

This Amendment to the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission ("Commission") on June 25, 1999 is being filed in order to amend Item 7 thereto as set forth below. The undersigned Registrant (the "Company") hereby amends the following item of its Current Report on Form 8-K, originally filed with the Commission on June 25, 1999, as set forth on the pages attached hereto.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(A) The following financial statements and exhibits are filed as part of this report:

     1. The Financial Statements and Independent Auditors' Report of Digital Mafia Entertainment, LLC as of June 17, 1999, December 31, 1998 and 1997 and the Six Month Period and the Years then Ended.
     2. Recapatilized Statement of Earnings Per Share of Digital Mafia Entertainment, LLC
     3. The Unaudited Pro-Forma Condensed Balance Sheet of the Company and Digital Mafia Entertainment, LLC as of June 17, 1999.

         As part of the transactions described in Items 1 and 2 of this Form 8-K, the Company acquired all of the membership interests of Digital Mafia Entertainment, LLC (the "LLC") in exchange for 14,800,000 shares of its Common Stock (representing approximately 64% of the issued and outstanding shares after the exchange). That transaction was accounted for as a reverse merger (or recapitalization), that is, as if the LLC has acquired the Company. Therefore, the historical financial data of the LLC is now deemed to be the relevant historical financial data of the Company. The deemed acquisition will be accounted for using the purchase method of accounting and the financial results of the Company will be consolidated with those of the LLC commencing on June 18, 1999.

         As part of those transactions, the Company sold all of its subsidiaries related to its Pride Automotive operations. Those disposed subsidiaries accounted for substantially all of the revenue and expenses reflected in the Company's historical financial statements that had previously been filed with the Commission. The income statements and other operational data in the Company's historical financial statements are therefore not meaningful to an analysis of the prospects or future financial results of the Company.

         The historical financial data of the Company reflecting its existing operations are the financial statements of the LLC. Therefore, the Company has elected to omit any pro-forma financial information except the balance sheet dated June 17, 1999 and the Recapitalized Earning Per Share data. Any pro-forma income or cash flow statements would be substantially similar to the information in the financial statements included below. Those financial statements are not intended to be a projection or indicative of future results. Furthermore, those financial statements are not necessarily indicative of the results of the LLC had it operated under the Company's ownership and tax structure.

(B)  EXHIBITS

     *3.3     Certificate of Amendment to Certificate of
              Incorporation increasing authorized shares.
     *3.4     Certificate of Amendment to Certificate of
              Incorporation changing name.
     *16.1    Change of Certifying Accountant
     *21      Subsidiaries
     23.1     Consent of Mitchell & Titus, LLP
     *99.1    Letter from Civvals responding to the disclosures in this
              Current Report on Form 8-K.

     * Previously Filed.

                        DIGITAL MAFIA ENTERTAINMENT, LLC
                        --------------------------------

                              FINANCIAL STATEMENTS
                        AND INDEPENDENT AUDITORS' REPORT
                        --------------------------------

                 AS OF JUNE 17, 1999, DECEMBER 31, 1998 AND 1997
                          AND FOR THE SIX MONTH PERIOD
                              AND YEARS THEN ENDED
                              --------------------

                        DIGITAL MAFIA ENTERTAINMENT, LLC



                                TABLE OF CONTENTS
                                -----------------



                                                                        PAGE
                                                                        ----

Independent auditors' report                                              1

Balance Sheets                                                            2

Statements of operations and members' equity                              3

Statements of changes in members' equity                                  4

Statements of cash flows                                                  5

Notes to financial statements                                           6-8

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


The Members of
Digital Mafia Entertainment, LLC

We have audited the accompanying balance sheets of Digital Mafia Entertainment, LLC (the "Company") as of June 17, 1999, December 31, 1998 and 1997 and the related statements of operations and members' equity, changes in members' equity, and cash flows for the period ended June 17, 1999 and the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Digital Mafia Entertainment, LLC as of June 17, 1999, December 31, 1998 and 1997, and the results of its operations and its cash flows for the period and years then ended in conformity with generally accepted accounting principles.



New York, New York
August 23, 1999

                        DIGITAL MAFIA ENTERTAINMENT, LLC
                                 BALANCE SHEETS


                                     ASSETS
                                     ------


                                               As of                           As of
                                              June 17,                      December 31,
                                                1999           1998            1997
                                            -----------    -----------    --------------

CURRENT ASSETS:
    Cash and cash equivalents               $   687,394    $       629    $     8,490
    Accounts receivable-operating                 8,009          5,567         15,000
    Accounts receivable-employee loans            7,300          5,000           --
    Due from affiliated company                   6,296             30             30
                                            -----------    -----------    -----------

       TOTAL CURRENT ASSETS                     708,999         11,226         23,520

NOTE RECEIVABLE (Note 2)                        260,373           --             --

PROPERTY AND EQUIPMENT (Note 3)
    Property and Equipment, net                  33,538         30,487         24,890
                                            -----------    -----------    -----------


       TOTAL ASSETS                         $ 1,002,910    $    41,713    $    48,410
                                            ===========    ===========    ===========


                        LIABILITIES AND MEMBERS' EQUITY
                        -------------------------------

CURRENT LIABILITIES:
    Accounts payable and accrued expenses   $   156,042    $    87,272    $    27,589
                                            -----------    -----------    -----------

       TOTAL CURRENT LIABILITIES                156,042         87,272         27,589

NON-CURRENT LIABILITIES:
   Note payable (Note 7)                      1,033,808           --             --
   Advances/Unearned Revenue                     41,804         36,804         75,000
   Loans from member                            322,669        322,669         80,061
                                            -----------    -----------    -----------

       TOTAL NON-CURRENT LIABILITIES          1,398,281        359,473        155,061

       TOTAL LIABILITIES                      1,554,323        446,745        182,650
MEMBERS' EQUITY:
    Members' Equity                            (551,413)      (405,302)      (134,240)
                                            -----------    -----------    -----------

       TOTAL MEMBERS' EQUITY                   (551,413)      (405,032)      (134,240)
                                            -----------    -----------    -----------

                                            $ 1,002,910    $    41,713    $    48,410
                                            ===========    ===========    ===========



               See accompanying notes to the financial statements.

                        DIGITAL MAFIA ENTERTAINMENT, LLC
                  STATEMENTS OF OPERATIONS AND MEMBERS' EQUITY




                                            For the        For the Year Ended
                                          Period Ended        December 31,
                                         June 17, 1999     1998          1997
                                         -------------  ---------     ---------

GROSS REVENUES                            $ 246,809     $ 235,659     $ 198,173
                                          ---------     ---------     ---------

COST OF OPERATIONS:
   Salary                                    80,179       111,118        13,803
   Project expense                           44,707        46,860        66,339
   Consulting services                       92,316        47,930       121,500
                                          ---------     ---------     ---------

       TOTAL COST OF OPERATIONS             217,202       205,908       201,642
                                          ---------     ---------     ---------

   GROSS PROFIT (LOSS)                       29,607        29,751        (3,469)

   GUARANTEED PAYMENT                        25,241        60,467        40,800

   GENERAL AND ADMINISTRATIVE
      EXPENSES                              149,622       240,217        96,056
                                          ---------     ---------     ---------

   LOSS FROM OPERATIONS                    (145,256)     (270,933)     (140,325)
                                          ---------     ---------     ---------

   OTHER INCOME (EXPENSE):
     Interest income                           --             573          --
     Interest expense                        (1,125)         (432)         --
                                          ---------     ---------     ---------
                                             (1,125)          141          --
                                          ---------     ---------     ---------

NET LOSS                                   (146,381)     (270,792)     (140,325)

MEMBERS' EQUITY,
  beginning of period/year                 (411,000)     (140,208)          117
                                          ---------     ---------     ---------

MEMBERS' EQUITY,
  end of period/year                      ($557,381)    ($411,000)    ($140,208)
                                          =========     =========     =========



                 See accompanying notes to financial statements.

                        DIGITAL MAFIA ENTERTAINMENT, LLC
                    STATEMENTS OF CHANGES IN MEMBERS' EQUITY



                             Member                               Member
                             Balance   Capital    Allocation     Balance
                  Member    January 1, Contri-      of         December 31,
Member               %         1997    bution      Losses         1997
------           --------  ---------- --------     ------        ------

D. Dash         95.00%   $5,780   $    --      ($133,308)   ($127,528)

Linda Holmes     2.00       122        --         (2,807)      (2,685)

D. Dash, Jr      2.00       122        --         (2,807)      (2,685)

Deborah Dash     1.00        61        --         (1,403)      (1,342)
               ------    ------   ---------    ---------    ---------

               100.00%   $6,085   $    --      ($140,325)   ($134,240)
               ======    ======   =========    =========    =========





                                          Member                                    Member
                          Allocation      Balance                    Allocation     Balance
               Capital       of         December 31,     Capital          of        June 17,
Member       Contribution   Losses         1998      Contribution      Losses        1999
------       ------------   ------        ------     ------------      ------       ------


D. Dash        $    --      ($257,252)   ($384,780)   $    --      ($139,061)   ($523,841)

Linda Holmes        --         (5,416)      (8,101)        --         (2,928)     (11,029)

D. Dash, Jr         --         (5,416)      (8,101)        --         (2,928)     (11,029)

Deborah Dash        --         (2,708)      (4,050)        --         (1,464)      (5,514)
               ---------    ---------    ---------    ---------    ---------    ---------

               $    --      ($270,792)   ($405,032)   $    --      ($146,381)   ($551,413)
               =========    =========    =========    =========    =========    =========













                 See accompanying notes to financial statements.

                        DIGITAL MAFIA ENTERTAINMENT, LLC
                            STATEMENTS OF CASH FLOWS


                                                   For the          For the Year Ended
                                                Period Ended           December 31,
                                                June 17, 1999      1998          1997
                                                -------------      ----          ----
CASH FLOWS FROM OPERATING
    ACTIVITIES:

     Net loss                                      ($146,381)   ($270,792)   ($140,325)
       Adjustments to reconcile net loss
         to net cash used in operating
         activities:
         Depreciation                                  4,969        7,077        2,910
       Changes in certain operating assets
         and liabilities:
         (Increase) decrease in:
           Accounts receivable                        (4,742)       4,433      (15,000)
           Due from affiliate                         (6,266)        --            (30)
          Increase (decrease) in:
           Accounts payable and accrued expenses      68,770       59,683       27,589
           Advances/Unearned revenue                   5,000      (38,196)      75,000
                                                   ---------    ---------    ---------
       Net cash (used in) operating
           activities                                (78,650)    (237,795)     (49,856)
                                                   ---------    ---------    ---------

INVESTING ACTIVITIES:
     Acquisition of property and equipment            (8,020)     (12,674)     (27,800)
                                                   ---------    ---------    ---------

FINANCING ACTIVITIES
     Proceeds from member's loans                       --        242,608       80,061
     Proceeds from notes payable                     773,435         --           --
                                                   ---------    ---------    ---------
      Net cash provided by financing
           activities                                773,435      242,608       80,061
                                                   ---------    ---------    ---------

Net increase (decrease) in cash
    and cash equivalents                             686,765       (7,861)       2,405

CASH AND CASH EQUIVALENTS:
     Beginning of period/year                            629        8,490        6,085
                                                   ---------    ---------    ---------

     End of period/year                            $ 687,394    $     629    $   8,490
                                                   =========    =========    =========



                 See accompanying notes to financial statements.

                        DIGITAL MAFIA ENTERTAINMENT, LLC
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

           Digital Mafia Entertainment, LLC ("DME" or the "Company) is an advanced technology provider offering an array of digital products and services ranging from Internet, Intranet and Extranet development and maintenance, and turnkey e-commerce solutions to online advertising and software creation.

           FIXED ASSETS
           ------------
           Fixed assets are depreciated on the straight-line basis over the estimated useful lives of the assets.

           USE OF ESTIMATES
           ----------------
           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

           CASH AND CASH EQUIVALENTS
           -------------------------
           For financial statement purposes, cash in demand deposit accounts and money market accounts with maturities of ninety days or less are considered to be cash equivalents.

           INCOME TAXES
           ------------
           No provision has been made for any Federal, state or local income taxes since, pursuant to the provisions of the Internal Revenue Code, each member is responsible for reporting their distributive share of each item of income, gain, loss, deduction or credit. Starting June 18, 1999, the Company will operate as a `C' corporation and income taxes will be recorded on the company's books pursuant to SFAS 109, which includes booking an asset for future tax benefits.

           BAD DEBT
           --------
           Bad debt expense is recognized using the direct write-off method.

           PRINCIPLES OF REPORTING
           -----------------------
           The accompanying financial statements are based on generally accepted accounting principles. Revenue is recognized when earned and liabilities are recorded as incurred.

           ALLOCATION OF NET INCOME AND LOSSES
           -----------------------------------
           The Limited Liability Corporation agreement provides for the allocation of net income and losses to the members in accordance with their interests, as defined.

                        DIGITAL MAFIA ENTERTAINMENT, LLC
                          NOTES TO FINANCIAL STATEMENTS

NOTE 2.    SUPPLEMENTAL CASH FLOWS STATEMENT INFORMATION:

           As of June 17, 1999, the Company has a note receivable of $260,273. This balance represents the portion of the note payable not received as of June 17, 1999 (See Note 8.)


NOTE 3.    PROPERTY AND EQUIPMENT:

           At June 17, 1999 and December 31, 1998 and 1997, property and equipment is comprised of the following:

                                        Estimated
                                        Useful Life         1999                1998                1997
                                        -----------    -------------       --------------     --------------

             Office equipment                5         $      32,772       $      32,772      $       25,850
             Furniture and fixtures          5                13,772               5,752                  -
             Software                        3                 1,950               1,950               1,950
                                                       -------------       -------------      --------------
                                                              48,494              40,474              27,800
             Less:  Accumulated
                        depreciation                         (14,956)             (9,987)             (2,910)
                                                       --------------      -------------      --------------

                                                       $      33,538       $      30,487      $       24,890
                                                       =============       =============      ==============


NOTE 4.    COMMITMENTS:

           In 1998, the Company entered into a lease agreement for its office space under a non-cancelable operating lease, which expires March 31, 2000. The lease requires minimum lease payments of $2,200 per month.

           As of June 17, 1999 and December 31, 1998, the minimum annual lease payments are:

                     Year                    1999                      1998
                     ----                   ------                    ------
                     1999                $      8,070            $     10,114
                     2000                       4,030                   4,030
                                         ------------            ------------
                                         $     12,100            $     14,144
                                         ============            ============

           In addition, the Company rents equipment on a month-to-month basis.

           Total rent expense under all operating leases amounted to $13,200 and $24,000 for the years ended December 31, 1998 and 1997, respectively. As of June 17, 1999, the amount was $ 7,102.

                        DIGITAL MAFIA ENTERTAINMENT, LLC
                          NOTES TO FINANCIAL STATEMENTS

NOTE 5.    CONCENTRATION OF RISKS:

           Revenues from three customers totaled $120,000 and $173,300 in 1998 and 1997, respectively.

           The Company is faced with the potential risks and uncertainties associated with the Year 2000 issue. Although the Company is addressing these issues internally as well as with vendors and other third parties affecting its operations, there can be no assurance that the issues will be completely addressed or, if addressed, will eliminate the risks associated with the problem.


NOTE 6.    RELATED PARTY TRANSACTION:

           The Company shared rental space with a related company. Some administrative expenses of each company may from time to time be paid by the other company. The amount outstanding due from the related company was $6,296 as of June 17, 1999 and $30 as of December 31, 1998 and 1997.


NOTE 7.    NOTES PAYABLE:

           On May 13, 1999, the Company obtained a $983,698 note from Pride Automotive Group, Inc. ("Pride"). The loan bears interest at the rate of 8% per annum and matures on May 13, 2002. Subsequent to June 17, 1999, the Company received additional notes from Pride. (see Note 9)


NOTE 8.    SUBSEQUENT EVENTS:

           On June 18, 1999, Pride Automotive Group, Inc. ("Pride or PAG"), pursuant to an agreement concerning the Exchange of Common Stock dated March 30, 1999 as amended ("Agreement"), exchanged 14,800,000 shares of its Common Stock (representing approximately 64% of the outstanding shares after the exchange) for all of the membership interests of Digital Mafia Entertainment, LLC ("LLC"). In connection with the exchange, PAG sold all of its interest in its two operating subsidiaries to Pride, Inc., its parent and owner of more than 50% of the outstanding common stock of the Pride prior to the transaction, for $1.00 each. As a result of such transactions, the LLC became a wholly owned subsidiary of Pride. For accounting purposes, the exchange is treated as a reverse merger (recapitalization), as if the LLC acquired Pride. On June 18, 1999, Pride changed its name to DME Interactive Holdings, Inc. As a result, in the future the historic financial statements will be those of DME Interactive Holdings, Inc., a "C" Corporation.

       THE UNAUDITED PRO-FORMA CONDENSED BALANCE SHEET OF THE COMPANY AND
              DIGITAL MAFIA ENTERTAINMENT, LLC AS OF JUNE 17, 1999

The following unaudited pro forma condensed balance sheet (the "Pro Forma Balance Sheet") has been derived from the Company's condensed balance sheet as of June 17, 1999. Adjustments have been made to such information to give effect to the acquisition of Digital Mafia Entertainment, LLC ("LLC") as if it had occurred on the balance sheet date. The LLC's balance sheet as of June 17, 1999 was combined with the balance sheet of the Company as of that date, as adjusted as noted below. The unaudited pro forma condensed balance sheet should be read in conjunction with the condensed financial statements of the LLC, including the notes thereto, which are contained elsewhere in this Form 8-K.

All assets and liabilities that were owned by subsidiaries that have been sold are not reflected in this balance sheet. Additionally, a promissory note from the LLC to the Company was eliminated.

                        PROFORMA CONDENSED BALANCE SHEETS

                                  (UNAUDITED)

                                             PAG, Inc.            DME           Post
                                             June 17,            June 17,    Transaction
                                             1999                1999
                                             unaudited          unaudited
                                             ---------          ---------    -----------

                                     ASSETS

         Cash and cash equivalents              $   260,373    $   687,394    $   947,767
         Accounts receivable                           --           15,309         15,309
         Due from affiliated company                   --            6,296          6,296
           Note Receivable                          723,434        260,373            --
           Fixed Assets                                --           33,538         33,538

                                                -----------------------------------------
TOTAL ASSETS                                    $   983,807    $ 1,002,910    $ 1,002,910
                                                =========================================


                      LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
         Accounts payable                              --          156,042        156,042
           Note payable                             128,680      1,033,808        178,681
           Advances/Unearned Revenue                   --           41,804         41,804
           Loans to Officers                           --          322,669        322,669

                                                -----------------------------------------
TOTAL LIABILITIES                               $   128,680     $1,554,323       $699,195
                                                =========================================

SHAREHOLDERS' EQUITY
         Outstanding Common stock,
         $.001 par value, 30,000,000 shares
         authorized, 23,356,599 shares issued
         and outstanding in 1999                $    23,357    $      --        $  23,357
         Additional paid-in capital                 831,770           --          831,770
           Members' Capital                                          5,968          5,968
         Retained deficit                                         (557,381)      (557,381)
                                                -----------------------------------------


TOTAL SHAREHOLDERS' EQUITY                      $   855,127    $  (551,413)     $ 303,714
                                                -----------------------------------------


TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $   983,807      1,002,910      1,002,910
                                                =========================================



         STATEMENT OF RECAPITALIZED EARNINGS PER SHARE OF DIGITAL MAFIA
                         ENTERTAINMENT, LLC (Unaudited)

The following earnings per share information is based on the net income included in the financial statements of the LLC. Results of operations from the Company's operations prior to June 18, 1999 are not reflected in this pro-forma information because its operating subsidiaries were sold on that date. The number of shares outstanding is based on actual historical data of the Company for the relevant periods and the information for the period ending June 17, 1999. This data reflects the effects of the transactions described in Items 1 and 2 above whereby 14,800,000 shares of common stock were issued to the owners of equity of the LLC and also reflects the issuance of an aggregate of 5,674,099 shares of common stock in a private placement, debt conversions and for fees incurred in connection with such transactions and the reverse merger. The recapitalized earnings per share information is not necessarily indicative of the results that would have occurred had the reverse merger (or recapitalization) taken place prior to the time periods indicated below. This information should be read in conjunction with the financial statements of the LLC, including the notes thereto, which are contained elsewhere in this Form 8-K.


                                   Period
                                    Ended            Years Ended December 31,
                               June 17, 1999           1998             1997
                           -----------------------------------------------------
    Gross Sales                 $   246,809       $   235,659       $   198,173

    Net loss                    $   146,381       $   270,792       $   140,325

    Shares Outstanding           23,356,599         2,822,500         2,822,500

    Net loss per share         ($      0.01)     ($      0.10)     ($      0.05)
                           =====================================================



SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DME
                                          INTERACTIVE HOLDINGS, INC.


                                           By: /s/ ANDRE MCKOY
                                           --------------------
                                           Andre Mckoy,Executive Vice-President